Exhibit 99.1

NEWS RELEASE	2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Tender Offers for Certain Outstanding Debt Securities

HOUSTON – (May 25, 2016) – Baker Hughes Incorporated (the “Company”) (NYSE:BHI) announced today that it has commenced a tender offer (the “Tender Offer”) to purchase for cash up to $1 billion combined aggregate principal amount (the “Maximum Tender Amount”) of its or its subsidiary’s 6.000% Senior Notes due 2018, 7.500% Senior Notes due 2018, 3.200% Senior Notes due 2021, 8.550% Debentures due 2024, 6.875% Notes due 2029 and 5.125% Senior Notes due 2040 (collectively, the “Notes”). The amounts of each series of Notes that are purchased will be determined in accordance with the acceptance priority levels specified in the table below and on the cover page of the Offer to Purchase, dated May 25, 2016 (the “Offer to Purchase”), in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level.

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Early Tender Premium (per $1,000 principal amount)	Fixed Spread (basis points)
6.000% Senior Notes due 2018(1)	055482 AJ2	$250,000,000	1	0.875% U.S. Treasury due 5/31/2018	FIT1	$30	+75
7.500% Senior Notes due 2018	057224 AY3	$750,000,000	1	0.875% U.S. Treasury due 5/31/2018	FIT1	$30	+75
8.550% Debentures due 2024(1)	957674 AD6	$150,000,000	2	1.625% U.S. Treasury due 5/15/2026	FIT1	$30	+155
6.875% Notes due 2029	057224 AK3	$400,000,000	3	1.625% U.S. Treasury due 5/15/2026	FIT1	$30	+200
5.125% Senior Notes due 2040	057224 AZ0	$1,500,000,000	4	2.500% U.S. Treasury due 2/15/2046	FIT1	$30	+190
3.200% Senior Notes due 2021	057224 BC0	$750,000,000	5	1.375% U.S. Treasury due 4/30/2021	FIT1	$30	+85

(1)	The 2018 6.000% Notes were issued by Western Atlas Inc., a subsidiary of the Company, as ultimate successor to BJ Services Company, and are fully and unconditionally guaranteed by the Company. The 2024 Notes were issued by Western Atlas Inc.

The Tender Offer is being made upon, and is subject to, the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal. The Tender Offer will expire at midnight, New York City time, at the end of June 22, 2016, unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 8, 2016, but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Tender Offer for Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Notes that are validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on June 8, 2016 (the “Early Tender Date”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Date and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 2:00 p.m., New York City time, on June 9, 2016 unless extended by the Company (the “Tender Offer Price Determination Date”). Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

Payment for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered on or prior to the Early Tender Date is expected to be June 10, 2016, one business day following the Tender Offer Price Determination Date (the “Early Settlement Date”). The settlement date for the Notes that are tendered following the Early Tender Date but on or prior to the Expiration Date is expected to be June 23, 2016, one business day following the Expiration Date (the “Final Settlement Date”), assuming the Maximum Tender Amount is not purchased on the Early Settlement Date.

Subject to the Maximum Tender Amount, all Notes validly tendered and not validly withdrawn on or before the Early Tender Date having a higher Acceptance Priority Level will be accepted before any tendered Notes having a lower Acceptance Priority Level, and all Notes validly tendered after the Early Tender Date having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Date having a lower Acceptance Priority Level. However, even if the Tender Offer is not fully subscribed as of the Early Tender Date, subject to the Maximum Tender Amount, Notes validly tendered and not validly withdrawn on or before the Early Tender Date will be accepted for purchase in priority to other Notes tendered after the Early Tender Date even if such Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Notes tendered prior to the Early Tender Date.

Notes of a series may be subject to proration if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Date, holders who validly tender Notes following the Early Tender Date will not have any of their Notes accepted for payment.

The Company’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offer; (ii) extend or terminate the Tender Offer; (iii) increase or decrease the Maximum Tender Amount; or (iv) otherwise amend the Tender Offer in any respect.

The Company has retained Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC to act as Lead Dealer Managers and Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities LLC to act as Co-Dealer Managers. Global Bondholder Services Corporation is the Information Agent and Depositary. For additional information regarding the terms of the tender offer, please contact: Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect), HSBC Securities (USA) Inc. at (888) HSBC-4LM (toll free) or (212) 525-5552 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4811 (collect). Requests for documents and questions regarding the tendering of securities may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 924-2200 (for all others toll-free) or +001 (212) 430-3774 (international), by email at contact@gbsc-usa.com or to the Joint Lead Dealer Managers at their respective telephone numbers. These documents regarding the tendering of securities are also available at http://www.gbsc-usa.com/BakerHughes/.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About the Company

Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company's 39,000 employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information about Baker Hughes, visit: www.bakerhughes.com.

Note on Forward-Looking Statements

Certain statements in this press release, including those describing the completion of the Tender Offer, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

CONTACTS:

Media Relations:	Melanie Kania, +1.713.439.8303, melanie.kania@bakerhughes.com
Investor Relations:	Alondra Oteyza, +1.713.439.8822, alondra.oteyza@bakerhughes.com